EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 28, 2007, except for Note 9 appearing in the financial statements contained within the Plan’s 2006 Form 11-K/A, as to which the date is June 9, 2008, relating to the 2006 financial statements of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2007 Annual Report on Form 11-K.
/s/ BDO Seidman, LLP
Dallas, Texas
June 20, 2008